Exhibit 4.9

INDENTURE

Between

CASH AMERICA INTERNATIONAL, INC.,

as Issuer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee,

Dated as of                     , 20

Subordinated Debt Securities

Reconciliation and tie between

Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and Indenture

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.8
(a)(2)	6.8
(b)	6.9
312(a)	7.1
(b)	7.2
(c)	7.2
313(a)	7.3
(b)(2)	7.3
(c)	7.3
(d)	7.3
314(a)	7.4
(c)(1)	1.2
(c)(2)	1.2
(e)	1.2
(f)	1.2
316(a) (last sentence)	1.1
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(b)	5.8
317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
318(a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

INDENTURE, dated as                     , 20         (the “Indenture”), between CASH AMERICA INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Texas, as Issuer (the “Company”), having its principal executive office located at 1600 West 7th Street, Fort Worth, Texas 76102, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”), having its Corporate Trust Office located at Corporate Trust Services, 1445 Ross Avenue, 2nd Floor, Dallas, Texas 75202.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated debentures, notes or other evidences of indebtedness (the “Securities”), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date or time of such computation;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) references herein to Sections or Articles refer to Sections or Articles in this Indenture.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act”, when used with respect to any Holders, has the meaning specified in Section 1.4.

“Additional Amount[s]” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any global note, or with respect to notices and other communications with the Holders of any global notes, rules and procedures of the Depositary that apply to such transfer or exchange and to such notices or other communications.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means, when used with respect to the Company, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day”, with respect to any Place of Payment or other location, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” includes any capital stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, or the principal corporate trust office of any successor Trustee.

“Corporation” includes corporations, associations, companies, business trusts and limited liability companies.

“Currency”, with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, and with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“Defaulted Interest” has the meaning specified in Section 3.11.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Event of Default” has the meaning specified in Section 5.1.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable except at the option of the holders thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder”, in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 3.1 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest Payment Date”, with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.16.

“Maturity”, with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“New York Banking Day” has the meaning specified in Section 1.16.

“Office” or “Agency”, with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.2 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President of the Company that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee that, if required by the Trust Indenture Act, complies with the requirements of Sections 314(c) and/or 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding”, when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b) any such Security for whose payment, at the Maturity thereof, or purchase money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.2) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c) any such Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

(d) any such Security which has been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e) any such Security converted or exchanged as contemplated by this Indenture into Common Stock or other securities, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.2 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Company.

“Person” means any individual, Corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Redemption Date”, with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price”, with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 2.1 which is registered in a Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date”.

“Required Currency” has the meaning specified in Section 1.16.

“Requisite Holders” means, unless otherwise provided in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, the Holders of not less than 25% in principal amount of the Outstanding Securities of a series of Securities.

“Responsible Officer” means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any trust officer or any other officer of the Trustee who has direct responsibility for the administration of this Indenture and, for purposes of Section 6.1(3)(b) and the first proviso of Section 6.3, shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Security” or “Securities” has the meaning specified in the Recitals, and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities”, with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Company pursuant to Section 3.11.

“Stated Maturity”, with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means any corporation, association, partnership, limited liability company or other business entity of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such entity is at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

“Trust Indenture Act” has the meaning specified in the Recitals, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States”, except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

Section 1.2 Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating or opining that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3 Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, provided that such counsel, after reasonable inquiry, has no reason to believe, and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.4 Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.

Except as herein or therein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 14.6.

Without limiting the generality of this Section 1.4, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository’s standing instructions and customary practices.

The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. When such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.

(2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.4 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.5 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Chief Financial Officer, with a copy to the attention of its Corporate Counsel, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6 Notice to Holders of Securities; Waiver.

(1) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, or sent pursuant to the Applicable Procedures, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, or sent pursuant to the Applicable Procedures, neither the failure to mail or send such notice, nor any defect in any notice so mailed or sent, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or disruption of the Applicable Procedures or by reason of any other cause it shall be impracticable to give such notice by mail or pursuant to the Applicable Procedures, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7 Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.8 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control.

Section 1.9 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11 Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than (i) the parties hereto, (ii) any Security Registrar, (iii) any Paying Agent, (iv) any Authenticating Agent, (v) with respect to the provisions of Article Thirteen, the holders of senior indebtedness, (vi) the successors to each of the parties named in (i), (ii), (iii), (iv) and (v) of this paragraph and, (vi) the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Governing Law; Waiver of Trial by Jury; and Jurisdiction.

This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York.

Section 1.14 Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security other than a provision in any Security that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day.

Section 1.15 Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.16 Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.17 No Security Interest Created.

Nothing in this Indenture or in any Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Company or its Subsidiaries is or may be located.

Section 1.18 Limitation on Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

ARTICLE 2

SECURITIES FORMS

Section 2.1 Forms Generally.

Each Registered Security and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution and set forth in an Officer’s Certificate or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security as evidenced by their execution of such Security.

Unless otherwise provided in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, the Securities shall be issuable in registered form and shall not be issuable upon the exercise of warrants.

Section 2.2 Form of Face of Security.

[If applicable, insert—FOR PURPOSES OF THE ORIGINAL ISSUE DISCOUNT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, THE ISSUE PRICE OF THIS SECURITY IS         % OF ITS PRINCIPAL AMOUNT AT STATED MATURITY SET FORTH BELOW (ITS “PRINCIPAL AMOUNT”), THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS         % OF ITS PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS         % AND THE ISSUE DATE IS             .]

[If the Security is a Global Security, insert—THIS NOTE IS A GLOBAL SECURITY. IT IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY (AS HEREINAFTER DEFINED) OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A

WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Unless this Security is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.

$

CUSIP No.

Cash America International, Inc., a Texas corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [If the Security is to be in registered form, insert —, or registered assigns] [If the Security is to be in coupon form, insert — the bearer hereof upon surrender], the principal sum of              Dollars on                      [if Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from                                  or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on                      and                      in each year, commencing                     , at the rate of         % per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and paid when due or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                 or                  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so paid when due or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]].

Payment of the principal of (and premium, if any, on) and [any such] interest on this Security will be made at the Office or Agency of the Company maintained for that purpose in             , in such coin or currency of [the United States of America] as at the time of payment is legal tender for payment of public and private debts [; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

Cash America International, Inc.

By:
[Title]

Attest and Countersign:

Secretary

Section 2.3 Form of Reverse of Security.

This Subordinated Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of                      (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations or rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $            ].

The indebtedness evidenced by this Security is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Company. This Security is issued subject to such provisions of the Indenture, and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

[If the Security is to be subject to redemption only at the option of the Company or any sinking fund redemption will be at the same prices, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice provided in the manner set forth in the Indenture, [(1) on                  in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at the Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after                     ,             ], as a whole or in part, at the election of the principal the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                     ,         %, and if redeemed] during the 12-month period beginning                  of the years indicated:

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to              % of the principal amount together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If the Security is to be subject to redemption at the option of the Company and pursuant to a sinking fund at different prices, insert—The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail or Applicable Procedures, (1) on              in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at the Redemption Prices of redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning in the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to             % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If there is to be a sinking fund, insert—The sinking fund for this series provides for the redemption on              each year beginning with the year              and ending with the year              of [not less than] $             (“mandatory sinking fund”) and not more than $            ] aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

[If the Security is to be redeemable in part, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If the Security is not to be an Original Issue Discount Security, insert—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, to consent to the amendment and modification thereof and, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent of waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Requisite Holders shall have made written request to the trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[If the Security is to be in registered form, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

[The Securities of this series are issuable only in registered form [without coupons] in denominations of $             [and any integral multiple] [or increments of $             in excess] thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.]

[No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.]

[Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

[If the Security is a Global Security, insert—“Global Security” and “Global Securities” means a Security or Securities evidencing all or a part of a series of Securities, issued to the Depositary (as hereinafter defined) for such Series or its nominee, and registered in the name of such Depositary or its nominee. “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global securities, the person designated as the Depositary by the Company.]

No holder of any beneficial interest in this Security held on its behalf by a Depositary or a nominee of such Depositary shall have any rights under the Indenture with respect to such Global Security, and such Depositary or nominee may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.

This Security is exchangeable, in whole but not in part, for Securities registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depositary is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Securities of this series represented by one or more Global Security or Securities and notifies the Trustee thereof, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of this series. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in authorized denominations and registered in such names as the Depositary holding this Security shall direct. Subject to the foregoing, this Security is not exchangeable, except for a Security or Securities of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.]

[The Indenture entitles Holders to receive annual reports with respect to the Trustee’s eligibility and qualifications to serve as Trustee by filing their names and addresses with the Trustee for that purpose within two years preceding and sending of any such annual report.]

No recourse shall be had for the payment of the principal of (and premium, if any, on) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture of any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security, including without limitation the obligation of the Company contained herein to pay the principal of (and premium, if any, on) and interest on this Security in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of New York.

[Form of Trustee’s Certificate of Authentication.]

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
[Title]

Section 2.4 Form of Trustee’s Certificate of Authentication.

Subject to Section 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

, as Trustee

By:
Authorized Officer

Section 2.5 Securities in Global Form.

If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.3 or 3.4 with respect thereto. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver, in each case at the Company’s expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

Unless otherwise specified in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

Except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security as the Holder of such global Security in registered form.

ARTICLE 3

THE SECURITIES

Section 3.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto,

(1) the title of such Securities and the series in which such Securities shall be included;

(2) any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.5, 3.6, 9.5 or 11.7, upon repayment in part of any Registered Security of such series pursuant to Article Twelve, upon surrender in part of any Registered Security for conversion into Common Stock or exchange for other securities or property pursuant to its terms, or pursuant to or as contemplated by the terms of such Securities);

(3) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.5, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any such global Security;

(4) if any of such Securities are to be issuable in global form, the date as of which any global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(5) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Securities is payable;

(6) the rate or rates at which such Securities shall bear interest, if any, or the method, or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on

Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7) the place, or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any global Security will be paid;

(8) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(9) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(10) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiples of $1,000;

(11) whether the Securities of the series will be convertible into shares of Common Stock and/or exchangeable for other securities or property, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(12) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion is to be determined;

(13) the right, if any, to extend the Interest Payment Date and the duration of such extension;

(14) if other than Dollars, the Foreign Currency or Foreign Currencies in which the Securities of the Series are denominated;

(15) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity securities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(16) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(17) whether either or both of Section 4.2(2) relating to defeasance or Section 4.2(3) relating to covenant defeasance shall not be applicable to the Securities of such series, or any covenants in addition to those specified in Section 4.2(3) relating to the Securities of such series which shall be subject to covenant of defeasance, and any deletions from, or modifications or additions to, the provisions of Article Four in respect of the Securities of such series;

(18) whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(19) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(20) the terms applicable to any Securities issued at a discount from their stated principal amount;

(21) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities;

(22) the subordination terms of the Securities and the series in which such Securities shall be included; and

(23) any other terms of such Securities and any other deletions from or modifications or additions to this Indenture in respect of such Securities.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. Unless otherwise provided, a series may be reopened for issuances of additional Securities of such series without the consent of the holders. Any such reopened series shall all vote together as one series on any matter to which they are entitled to vote.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.

Section 3.2 Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.3 Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Vice President elected by its Board of Directors. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of original issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such

Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon,

(1) an Opinion of Counsel to the effect that:

(a) the form or forms and terms of such Securities have been established in conformity with the provisions of this Indenture;

(b) all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertions, and executed by a duly Authorized Officer of the Company, delivered by a duly Authorized Officer of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies; and

(c) the execution, delivery and performance of such Securities will not (assuming the Company’s compliance with all applicable state securities or “Blue Sky” laws and except as would not result in a material adverse effect on the business affairs, financial condition, earnings or results of operations of the Company) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such Counsel, of any federal or state government, government instrumentality or court having jurisdiction over the Company or any of its properties, assets or operations; and

to the extent that this Indenture is required to be qualified under the Trust Indenture Act in connection with the issuance of such Securities, to the further effect that:

(d) this Indenture has been qualified under the Trust Indenture Act; and

(2) an Officer’s Certificate stating that all conditions precedent to the execution, authentication and delivery of such Securities have been complied with and that, to the best knowledge of the Person executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate written request by an Authorized Officer of the Company that the Trustee authenticate and deliver Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with. The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2, 2.3 or 6.13 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its Authorized Officers. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.4 Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.5 Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as, it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, any global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing but need not be contained in or accompanied by an Officer’s Certificate or be accompanied by an Opinion of Counsel), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which shall be in the form of Registered Securities as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date in respect of such Registered Security, but shall be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.5 or 11.7 not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 11.3 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so only if and when expressly required by the terms of, this Indenture.

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 3.6, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 3.6, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series, if any, duly issued hereunder.

The provisions of this Section 3.6, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.5) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.8 Cancellation.

All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its then practices, unless by a Company Order the Company directs their return to it.

Section 3.9 Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture, any Security, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.10 CUSIP Numbers.

The Company in issuing the Securities may use CUSIP numbers and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers and/or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers and/or other similar numbers.

Section 3.11 Payment of Interest; Rights to Interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are paid when due or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be paid when due or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed by the Company in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security, the Special Record Date therefor and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after notification to the Trustee of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, or sent pursuant to Applicable Procedures to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, if so directed in writing by the Company, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed or sent as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Registered Security of any series that is convertible into shares of Common Stock or exchangeable for other securities, which Registered Security is converted or exchanged after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion or exchange, and such interest (whether or not paid when due or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted or exchanged, interest with respect to which the Stated Maturity is after the date of conversion or exchange of such Registered Security shall not be payable.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.1 Satisfaction and Discharge.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either

(a) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(b) all Securities of such series:

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or the Maturity thereof or the date of redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Sections 3.5, 3.6, 4.3, 10.2 and 10.3, with respect to the payment of Additional Amounts, if any, with respect to such Securities (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.1(1)(b)), and with respect to any rights to convert or exchange such Securities into Common Stock or other securities shall survive.

Section 4.2 Defeasance and Covenant Defeasance.

(1) Unless pursuant to Section 3.1, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 4.2 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 4.2 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 4.2 (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 4.2(2) or Section 4.2(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 4.2.

(2) Upon the Company’s exercise of the above option applicable to this Section 4.2(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (4) of this Section 4.2 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in clause (4) of this Section 4.2 and as more fully set forth in such clause, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, and any rights of such Holder to convert such Securities into Common Stock or exchange such Securities for other securities, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 3.5, 3.6, 10.2 and 10.3 and with respect to the payment of Additional Amounts, if any, on such Securities (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.2(4)(a) below), and with respect to any rights to convert such Securities into Common Stock or exchange such Securities for other securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 4.2. The Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.2 with respect to such Securities.

(3) Upon the Company’s exercise of the option to have this Section 4.2(3) apply with respect to any Securities of or within a series, the Company shall be released from its obligations to the extent specified pursuant to Section 3.1(17), under any covenant applicable to such Securities, with respect to such Outstanding Securities on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 4.2 to any Outstanding Securities of or within a series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.8 who shall agree to comply with the provisions of this Section 4.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars in which such Securities are then specified as payable at Stated Maturity, (2) Government Obligations or (3) a combination thereof, applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest, if any, on such Outstanding Securities at the Stated Maturity of such principal or installment of principal or premium or interest.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) In the case of an election under clause (2) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under clause (3) of this Section 4.2, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day after the date of deposit, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to this Section 4.2(4) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith.

(g) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

(h) Notwithstanding any other provisions of this Section 4.2(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of Section 4.3, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.2 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 4.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.2 which, in the opinion of a nationally recognized firm of independent registered public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.2.

Section 4.3 Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.1 or 4.2 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution and set forth in an Officer’s Certificate establishing the terms of such series pursuant to this Indenture:

(1) default in the payment of any interest on any Security of such series, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an Interest Payment Date by the Company in accordance with the terms of any indenture supplemental hereto, shall not constitute a default in the payment of interest for this purpose; or

(2) default in the payment of the principal of or any premium, if any, on any Security of such series, or any Additional Amounts payable with respect thereto, when such principal or premium becomes or such Additional Amounts become due and payable at their Maturity; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, the Securities, or in the Board Resolution or any supplemental indenture hereto establishing such series of Securities (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Requisite Holders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) a decree or order adjudging the Company to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company; or

(5) the commencement by the Company of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any substantial part of the property of the Company or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(6) any other Event of Default provided in or pursuant to this Indenture or established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto establishing any series of Securities with respect to Securities of such series.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (4) or (5) of Section 5.1) occurs and is continuing, then the Trustee or the Requisite Holders or as otherwise set forth in the Board Resolution or any indenture supplemental hereto establishing any series of Securities may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

At any time after a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay:

(a) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series,

(b) the principal of and any premium on any Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

(c) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7, and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of or any premium on any Security or any Additional Amounts with respect thereto at their Maturity and such default continues for a period of five days, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such

Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7.

If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of any applicable series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel and any other amounts due the Trustee under Section 6.7) and of the Holders of Securities allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or any money or other property otherwise distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

SECOND: To the payment of all Senior Debt of the Company if and to the extent required by Article Thirteen;

THIRD, To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts, respectively;

FOURTH: The balance, if any, to the Person or Persons entitled thereto.

Section 5.7 Limitations on Suits.

Unless otherwise provided in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) an Event of Default shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Requisite Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal and Any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.5) interest on, and any Additional Amounts with respect to such Security on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12 Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series or involve the Trustee in any personal liability or expense,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Waiver of Usury, Stay or Extension Laws.

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities in accordance with its terms.

ARTICLE 6

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities of the Trustee.

(1) Except during the continuance of an Event of Default,

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action or failure to act, or its own willful misconduct, except that:

(a) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

(6) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2 Certain Rights of Trustee.

Subject to Section 6.1:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee such security or indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken, by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have or be charged with knowledge of any default (as defined in this Section 6.2) or Event of Default with respect to the Securities of any series unless a Responsible Officer of the Trustee has received at the Corporate Trust Office of the Trustee written notice of such default or Event of Default from the Company or any Holder of the Securities of such series, and such notice references the Securities and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder,

(11) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(12) the permissive right of the Trustee to take action under this Indenture shall not be construed as a duty.

Section 6.3 Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail or Applicable Procedures to all Holders of Securities of such series entitled to receive reports pursuant to Section 7.3(3), notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Amounts with respect to, any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further that, in the case of any default of the character specified in Section 5.1(5) with respect to Securities of such series, no such notice to Holders shall be given until at least 10 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

The Trustee shall not be deemed to have or be charged with knowledge of a default unless a Responsible Officer receives at the Corporate Trust Office of the Trustee written notice of the default giving rise thereto from the Company or any of the Holders and such notice references the Securities and this Indenture.

Section 6.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.5 May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agents, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.6 Money Held in Trust.

Except as provided in Section 4.3 and Section 10.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

Section 6.7 Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s bad faith; and

(3) to indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, and the costs and expenses of defending or preparing to defend against any claim (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee’s (1) execution and delivery of this Indenture, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture, and (3) performance under this Indenture, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitees’ bad faith.

The Trustee’s claims under this Section shall have priority over all other claims against the Company under this Indenture.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to particular Securities.

In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with a default specified in Section 5.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under applicable Federal or state bankruptcy, insolvency or other similar law. “Trustee” for purposes of this Section 6.7 shall include any predecessor Trustee, but the negligence, willful misconduct or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.7.

The provisions of this Section 6.7, including the lien and claim of the Trustee, shall survive the satisfaction, discharge and termination of this Indenture for any reason of this Indenture, including under Article Four hereof, the resignation or removal of the Trustee and any rejection or termination under any applicable bankruptcy or insolvency law, and shall apply with equal force and effect to the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.9 Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflict of interest arising from its capacity as trustee in respect of the Securities of any other series.

The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.10 Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.11.

(2) Subject to Section 6.10(1), the Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning or removed Trustee, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 5.15, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.11, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, or by Applicable Procedures to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.11 Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim and lien provided for in Section 6.7.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim and lien provided for in Section 6.7.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business.

Any Corporation or eligible entity into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or eligible entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or eligible entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13 Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, or by Applicable Procedures, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

The provisions of Sections 3.7, 6.4 and 6.5 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

, as Trustee

Dated:

By:
As Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.14 Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:

(1) semiannually with respect to Securities upon such dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.2 Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing or sending any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.3 Reports by Trustee.

The Trustee will transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. A copy of each such report will, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange or of any delisting thereof.

Section 7.4 Reports by Company.

(1) The Company shall deliver to the Trustee copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe from time to time) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, within 15 days after the date the Company is required to file such annual reports, information, documents and other reports with the Commission.

(2) For the avoidance of doubt, this Section 7.4 is not intended to create any obligation to timely file reports with the Commission.

Delivery of such reports, information and documents to the Trustee under this Section 7.4 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

ARTICLE 8

CONSOLIDATION, MERGER AND SALES

Section 8.1 Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not amalgamate, consolidate or merge with or into any other Person or sell, lease, convey or otherwise transfer its properties and assets substantially as an entirety to any Person unless:

(1) the continuing or successor Person in such amalgamation, consolidation or merger or the Person which acquires by sale, lease, conveyance or other transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee for each series of Securities, in form satisfactory to each such Trustee, the payment when due of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default with respect to any series of Securities, and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee for each series of Securities an Officer’s Certificate and an Opinion of Counsel each stating that such amalgamation, consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Person Substituted for Company.

Upon any amalgamation or consolidation by the Company with or merger of the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(4) to add to or change any of the provisions of this Indenture to permit or facilitate the issuance of Securities in global form, provided that any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series in any material respect; or

(5) to add a guarantor or permit any Person to guarantee the obligations under any Securities of any series or to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series any property or assets; or

(6) to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1; or

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(8) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding in any material respect; or

(9) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities not yet issued, as herein set forth; or

(10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Outstanding Security in any material respect; or

(11) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series; or

(12) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Securities then Outstanding; or

(13) to make any change that does not materially adversely affect the rights of any Holder; or

(14) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the coin or Currency in which any Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3) change any obligation of the Company to maintain an Office or Agency in the places and for the purposes specified in Section 10.2; or

(4) make any change in Section 5.13 or this Section 9.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Security affected thereby; or

(5) make any change that adversely affects the right to convert or exchange any Security into or for Common Stock or other securities in accordance with its terms.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3 Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officer’s Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.6 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.7 Notice of Supplemental Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.2, the Company shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture.

ARTICLE 10

COVENANTS

Section 10.1 Payment of Principal, Any Premium, Interest and Additional Amounts.

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly pay when due the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series in accordance with the terms thereof and this Indenture.

Section 10.2 Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Section 10.3 Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the written direction and the expense of the Company, cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed or sent by Applicable Procedures to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, mailing or sending nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company. Anything in this Section 10.3 to the contrary notwithstanding, in the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest.

Section 10.4 Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that no Subsidiary of the Company will be required to preserve its existence, and neither the Company nor any Subsidiary of the Company will be required to preserve any such right or franchise, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a material adverse effect.

Section 10.5 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.4 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.6 Company Statement as to Compliance; Notice of Certain Defaults.

The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer, or principal accounting officer of the Company stating whether or not to the knowledge of such person after due inquiry the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge.

Section 10.7 Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount, if any, of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1 Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 11.2 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same issue date, interest rate or formula, Stated Maturity and other terms, the Company shall, at least five Business Days prior to giving notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the Redemption Date fixed by the Company, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed.

Section 11.3 Selection by Trustee of Securities to Be Redeemed.

If less than all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis or by lot, or, by any other method as the Trustee shall deem fair and appropriate and, if applicable, pursuant to Applicable Procedures and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into Common Stock or exchanged for other securities in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.4 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing or sending by Applicable Procedures in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed or sent by Applicable Procedures to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the place or places where such Securities maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7) in the case of Securities of any series that are convertible into Common Stock or exchangeable for other securities, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and

(8) the CUSIP/ISIN numbers or the Euroclear or the Clearstream Banking, societe anonyme reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

A notice of redemption published as contemplated by Section 1.6 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.5 Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 11.4, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.1 or in the Securities of such series) any accrued interest on and Additional Amounts with respect thereto, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.6 Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7 Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE 12

REPAYMENT AT THE OPTION OF HOLDERS

Section 12.1 Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.8, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 12.1, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE 13

SUBORDINATION OF SECURITIES

Section 13.1 Agreement to Subordinate.

(1) Except as otherwise specified in or pursuant to this Indenture, any Securities, or the Board Resolution or any indenture supplemental hereto establishing such series of Securities, the Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (as defined in Section 13.2 below and whether outstanding on the date hereof or hereafter) created, incurred, assumed or guaranteed, and that the subordination is for the benefit of the holders of Senior Debt.

(2) If any holder of Senior Debt is required by any court or otherwise to return to the Company, or any trustee, or similar official acting in relation to the Company, any amount paid by the Company to such holder of Senior Debt, the provisions of this Article Thirteen, to the extent theretofore discharged, shall be reinstated in full force and effect; provided, however, that any amounts paid pursuant to this Indenture to Holders of Securities shall not be subject to disgorgement pursuant to the provisions of this paragraph (2).

Section 13.2 Certain Definitions.

“Designated Senior Debt” means any Senior Debt permitted under this Indenture specified in the applicable supplemental indenture or Board Resolution and that has been designated by the Company as “Designated Senior Debt.”

“Obligations” means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (1) under this Indenture or the applicable Securities, or (2) under any Senior Debt.

“Representative” means the indenture trustee or other trustee, agent or representative for any Designated Senior Debt.

“Senior Debt” means any indebtedness unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (1) any indebtedness of the Company to any of its Subsidiaries or other Affiliates, (2) any trade payables or (3) any indebtedness that is incurred in violation of this Indenture.

A “distribution” may consist of cash, securities or other property, by set-off or otherwise.

Section 13.3 Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company’s assets and liabilities:

(1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Article Four hereof); and

(2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders of Securities would be entitled but for this Article shall be made to holders of Senior Debt (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Article Four hereof), as their interests may appear.

Section 13.4 Default on Designated Senior Debt.

(1) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (A) securities that are subordinated to at least the same extent as the Securities to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt and (B) payments and other distributions made from any trust created pursuant to Article Four hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

(a) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

(b) a default, other than a default specified in Section 13.4(a)(1), on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from a Person who may give it pursuant to Section 13.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal and premium, if any, and interest on and Additional Amounts with respect to the Securities that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (b) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(2) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them:

(a) in the case of a default described in Section 13.4(1)(a), upon the date on which the default is cured or waived,

(b) in the case of a default referred to in Section 13.4(1)(b) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, and

(3) if this Article otherwise permits the payment, distribution or acquisition at the time of such payment, distribution or acquisition.

Section 13.5 Acceleration of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 13.6 When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 13.4 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Thirteen, except if such payment is made as a result of the grossly negligent action or failure to act, or its own willful misconduct of the Trustee.

Section 13.7 Notice by Company.

The Company shall promptly notify the Trustee and any Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article.

Section 13.8 Subrogation.

After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

Section 13.9 Relative Rights.

This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, and Additional Amounts with respect to, the Securities in accordance with their terms;

(2) affect the relative rights of Holders and creditors of the Company other than rights of Holders of the Securities in relation to holders of Senior Debt; or

(3) prevent the Trustee or any Holder from exercising its available remedies upon a Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article to pay principal of, premium, if any, or interest on, or Additional Amounts with respect to, a Security on the due date, the failure is still a Event of Default.

Section 13.10 Subordination May Not Be Impaired by Company.

No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 13.11 Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative (or of any holder of Senior Debt for which there is no Representative) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Thirteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.12 Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and any Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at the Corporate Trust Office of the Trustee at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article or a Responsible Officer of the Trustee otherwise has actual knowledge of such facts. Only the Company or a Representative may give the notice, such notice from the Company to be in the form of an Officers’ Certificate. Notwithstanding the provisions of this Article Thirteen or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would permit the resumption of payments on or distributions in respect of the Securities or the acquisition of the Securities by the Company unless the Trustee shall have received an Officers’ Certificate or a notice from a Representative to the effect that such resumption is permitted. Nothing in this Article Thirteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 6.7 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

Section 13.13 Authorization to Effect Subordination.

Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes.

ARTICLE 14

MEETINGS OF HOLDERS OF SECURITIES

Section 14.1 Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 14.2 Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 14.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 14.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or sent by Applicable Procedures notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.6) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 14.3 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 14.4 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for any meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series whether or not such Holders were present or represented at the meeting.

Section 14.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 14.2(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 14.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.6 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.2 and, if applicable, Section 14.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 14.7 Action Without Meeting.

In lieu of a vote of Holders of a meeting as herein above contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action made, may be given or taken by Holders by written instruments as provided in Section 1.4.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CASH AMERICA INTERNATIONAL, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: